UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 28, 2010

DELTEK, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33772	54-1252625
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13880 Dulles Corner Lane, Herndon, VA	20171
(Address of Principal Executive Offices)	(Zip code)

Registrant’s telephone number, including area code: (703)734-8606

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 28, 2010, the Company held its 2010 Annual Meeting of Stockholders. The following proposals were adopted by the votes set forth below.

1. To elect nine (9) directors to serve for the ensuing year and until their successors are duly elected and qualified:

	For	Withheld/ Against	Abstain	Broker Non-Votes
Kevin T. Parker	56,136,780	4,411,232	17,108	1,520,414
Alok Singh	56,191,339	4,356,061	17,720	1,520,414
Nanci E. Caldwell	60,335,682	211,718	17,720	1,520,414
Edward R. Grubb	59,979,286	568,114	17,720	1,520,414
Joseph M. Kampf	60,334,928	212,472	17,720	1,520,414
Steven B. Klinsky	53,793,406	6,753,994	17,720	1,520,414
Thomas M. Manley	60,335,682	211,718	17,720	1,520,414
Albert A. Notini	56,537,541	4,009,859	17,720	1,520,414
Janet R. Perna	60,335,682	211,718	17,720	1,520,414

2. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.	62,067,633	9,048	8,853	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2010	DELTEK, INC.

	By:	/S/ DAVID SCHWIESOW
David Schwiesow
Senior Vice President and General Counsel